Exhibit 99.1

                    HAEMONETICS REPORTS THIRD QUARTER RESULTS

                    RAISES ANNUAL EARNINGS PER SHARE GUIDANCE

    BRAINTREE, Mass., Jan. 31 /PRNewswire-FirstCall/ -- Haemonetics Corporation reported today third quarter 2005 net revenue of $98 million, an 8.1% increase over the third quarter of fiscal 2004. Diluted net earnings per share for the quarter were $0.42, up 10.5% over Q3:04.

    The Company reaffirmed its full FY05 guidance of mid-single digit revenue growth, operating income growing more than 20%, and improved operating margin. The Company revised its range for diluted net earnings per share from $1.38- $1.43 to $1.43-$1.48. There are several factors fueling Haemonetics' performance: revenue growth year-to-date at the high end of annual guidance; discipline regarding price, mix, and cost of goods, leading to gross margin in the 50% range; discipline in expense management; and lower than planned year to date tax rate.

    Brad Nutter, Haemonetics' President and CEO, stated, "We started the year with a revenue challenge due to consolidation in the plasma market. Our guidance reflected that business reality. We're very pleased that in the first three quarters of the year, growth in our non plasma businesses exceeded our plans. That growth, which we believe is sustainable, plus other factors, positions us to achieve earnings per share in a higher range than originally planned."

    FINANCIAL HIGHLIGHTS
    Haemonetics reported the following financial results:

    Product Disposable Revenue Changes
     Plasma               -9%
     Blood Bank          +15%
     Red Cells           +30%
     Cell Saver           +5%
     OrthoPAT            +61%

    * Third quarter net revenue of $98 million, up 8.1% from $91 million in Q3:04; year-to-date net revenue of $284 million, up 6.4% from $267 million in fiscal 2004
    * Third quarter gross profit of $52 million, up 19.3% from $43 million in Q3:04; year-to-date gross profit of $144 million, up 15.7% from $125 million in fiscal 2004
    * Third quarter gross margin of 52.8%, up from 47.8% in Q3:04; year-to- date gross margin of 50.9%, up from 46.8% in fiscal 2004
    * Third quarter operating expenses of $36 million, up 25.7% from $29 million in Q3:04; year-to-date operating expenses of $100 million, up 7.9% from $93 million fiscal 2004
    * Third quarter operating income of $15 million, up 6.4% from $14 million Q3:04; year-to-date operating income of $44 million, up 38.3% from $32 million in fiscal 2004
    * Third quarter operating margin of 15.6%, level with 15.8% in Q3:04; year-to-date operating margin of 15.6%, up from 12.0% in fiscal 2004
    * Third quarter net earnings per share of $0.42, up 10.5% from $0.38 in Q3:04; year-to-date net earnings per share of $1.15, up 42.0% from $0.81 in fiscal 2004

    Several factors affected the Company's financial results.
    There was a significant negative impact to revenue due to consolidation in the plasma market. This was offset by currency, changes in the mix of products being sold, price improvements, and increased sales volumes in most product lines which all affected revenue and gross margin results favorably.

    Expenses increased as planned. In the quarter, $2.5 million of increased expenses supported new products. The Company also reserved for an R&D asset that it does not expect to employ. This $1.7 million impairment charge negatively affected earnings per share by 4 cents. Additionally, an incremental $1 million of expense was attributed to 404 compliance and legal services.

    The Company's tax rate was 29.5% in the quarter versus 36% in Q3FY04. The lower tax rate is a result of additional export tax benefits, higher tax exempt interest income, and an adjustment to reserves.

    Haemonetics will post a non-GAAP financial reconciliation on its website prior to its conference call.

    The Company maintained a strong balance sheet, highlighted by a cash increase of $16 million to an ending cash balance of $160 million. The Company achieved $21 million of cash flow from operating activities for the quarter and $48.5 million year-to-date.

    DONOR PRODUCT LINE HIGHLIGHTS
    Plasma disposables revenue was $24 million for the quarter, down 9.4% over Q3:04 and $74 million year-to-date, down 15.1% from FY04. Industry reports indicate that plasma collections may have declined by 15-20% due to industry consolidation and efforts to reduce plasma inventory levels. Haemonetics continues to be affected by these market pressures.

    Blood bank disposables revenue was $34 million, up 14.8% over Q3:04 and $98 million year-to-date, up 19.2% over FY04. There are several factors contributing to blood bank sales success year-to-date: unit volume increases, share gains and a shift to higher priced filtered platelet collection sets in Japan, and an increase in sales of intravenous solutions.

    Red cell disposables revenue was $7 million, up 29.5% over Q3:04, and $20 million year-to-date, up 33.6% over FY04. This product is predominantly sold in the U.S. where blood shortages are more prevalent. Revenue benefited from unit volume increases as U.S. blood collectors integrate automated collections into their routine fixed site and mobile blood collection operations. Revenue also benefited from a product mix shift to higher-priced filtered red cell collection disposables.

    PATIENT PRODUCT LINE HIGHLIGHTS
    OrthoPAT(R) brand disposables revenue was $6 million, up 61.0% over Q3:04 and $14 million year-to-date, up 66.9% over FY04. The OrthoPAT brand has retained its sales momentum for more than seven quarters as orthopedic surgeons continue to adopt surgical blood salvage as an effective alternative to pre-donation by patients, or transfusion of donor blood. OrthoPAT revenue benefited from volume and price increases for the quarter.

    Haemonetics also reported that customer acceptance trials in Europe and the U.S. for the cardioPAT(TM) surgical blood salvage system are going well. Haemonetics expects full market release for the cardioPAT system by the end of the calendar year and will initially target the device in beating heart surgeries. Haemonetics believes the cardioPAT system represents a $100 to $120 million market opportunity.

    Brad Nutter added, "We are moving forward on a number of initiatives to expand our business in FY06. These initiatives include new product launches in both the Donor and Patient product lines that will bring us into adjacent markets."

    CONFERENCE CALL
    Haemonetics will hold a conference call on Monday, January 31st at 10:00 am eastern to review financial and operational performance of Q3FY05 and to discuss the planned sales roll out of the cardioPAT system and the Blood Stream(R) surgical family of products in FY06.
    Interested parties can participate by calling (800) 921-9431 (US only) or
(973) 935-8505. The call will be replayed through February 14th at (877) 519-4471 (US only) or (973) 341-3080 using PIN 5561461.

    Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

    This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

    CONTACT:
     Julie Fallon
     Tel. (781) 356-9517
     Alternate Tel. (617) 320-2401
     fallon@haemonetics.com

                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)
          CONSOLIDATED STATEMENTS OF INCOME FOR THE THIRD QUARTER FYE05

                                                                         %
                                                                      Inc/(Dec)
                                                                      vs prior
                                          01/01/05      12/27/03        year
                                         ----------    ----------    ----------
NET REVENUES                             $   98,098    $   90,737           8.1%
Gross profit                                 51,781        43,390          19.3
      R&D                                     6,584         4,072          61.7
      S, G & A                               29,897        24,945          19.9

Operating expenses                           36,481        29,017          25.7

Operating income                             15,300        14,373           6.4
      Interest expense                         (553)         (682)        (18.9)
      Interest income                           598           805         (25.7)
      Other income, net                         262            58         351.7

Income before taxes                          15,607        14,554           7.2

Tax expense                                   4,600         5,240         (12.2)

NET INCOME                               $   11,007    $    9,314          18.2

Net income per common share
assuming dilution                        $     0.42    $     0.38          10.5

Weighted average number of shares
      Basic                                  25,628        24,518
      Diluted                                26,314        24,780

PROFIT MARGINS

                                                                      Inc/(Dec)
                                                                      vs prior
                                                                         year
                                                                     ----------
Gross profit                                   52.8%         47.8%
R&D                                             6.7%          4.5%
S, G & A                                       30.5%         27.5%
Operating income                               15.6%         15.8%         (0.2)
Income before taxes                            15.9%         16.0%         (0.1)
Net income                                     11.2%         10.3%

         CONSOLIDATED STATEMENTS OF INCOME FOR NINE MONTHS ENDED 1/1/05

                                                                         %
                                                                     Inc/(Dec)
                                                                     vs prior
                                         01/01/05      12/27/03        year
                                        ----------    ----------    ----------
NET REVENUES                            $  283,623    $  266,508           6.4%
Gross profit                               144,430       124,833          15.7%
     R&D                                    14,891        13,691           8.8%
     S, G & A                               85,366        79,200           7.8%
Operating expenses                         100,257        92,891           7.9%

Operating income                            44,173        31,942          38.3%
     Interest expense                       (1,850)       (2,235)        (17.2%)
     Interest income                         1,463         1,274          14.8%
     Other expense, net                        (39)          (55)        (29.1%)

Income before taxes                         43,747        30,926          41.5%

Tax expense                                 14,046        11,134          26.2%

NET INCOME                              $   29,701    $   19,792          50.1%

Net income per common share
assuming dilution                       $     1.15    $     0.81          42.0%

Weighted average number of shares
     Basic                                  25,347        24,234
     Diluted                                25,886        24,446

PROFIT MARGINS:
                                                                      Inc/(Dec)
                                                                      vs prior
                                                                        year
                                                                     ----------
Gross profit                                   50.9%         46.8%
R&D                                             5.3%          5.1%
S,G&A                                          30.1%         29.7%
Operating income                               15.6%         12.0%          3.6%
Income before taxes                            15.4%         11.6%          3.8%
Net income                                     10.5%          7.4%

                                REVENUE ANALYSIS

                                                     THIRD QUARTER
                                         -------------------------------------
                                          01/01/05    12/27/03      % Inc/(Dec)
                                         ----------   ----------   -----------
Revenues by Geography
  United States                          $   33,068   $   30,372           8.9
  International                              65,030       60,365           7.7
  Net Revenues                           $   98,098   $   90,737           8.1

Disposable Revenues by
 Product Family

Donor:
  Plasma                                     24,297       26,830          (9.4)
  Blood Bank                                 34,031       29,650          14.8
  Red Cell                                    7,111        5,493          29.5
                                         $   65,439   $   61,973           5.6
Patient:
  Surgical                                   22,736       19,810          14.8

  Subtotal                               $   88,175   $   81,783           7.8

Equipment                                     4,714        3,953          19.3
Misc & Service                                5,209        5,001           4.2
Net Revenues                             $   98,098   $   90,737           8.1

                                                    NINE MONTHS ENDED
                                         -------------------------------------
                                          01/01/05     12/27/03    % Inc/(Dec)
                                         ----------   ----------   -----------
Revenues by Geography
  United States                          $   96,374   $   94,241           2.3
  International                             187,249      172,267           8.7
  Net Revenues                           $  283,623   $  266,508           6.4

Disposable Revenues
 by Product Family

Donor:
  Plasma                                     74,021       87,139         (15.1)
  Blood Bank                                 98,138       82,330          19.2
  Red Cell                                   20,225       15,139          33.6
                                         $  192,384   $  184,608           4.2

Patient:
  Surgical                                   63,554       55,042          15.5

  Subtotal                               $  255,938   $  239,650           6.8

Equipment                                    13,967       11,551          20.9
Misc & Service                               13,718       15,307         (10.4)
Net Revenues                             $  283,623   $  266,508           6.4

                           CONSOLIDATED BALANCE SHEETS

                                               Period ending
                                         ---------------------------
                                           01/01/05       04/03/04
                                         ------------   ------------
Assets
Cash & cash equivalents                  $    160,276   $    118,117
Accounts receivable, net                       87,578         82,640
Inventories, net                               52,485         52,235
Other current assets                           28,117         28,457
     Total current assets                     328,456        281,449
Net PP&E                                       72,684         78,030
Other assets                                   55,634         47,915

     Total assets                        $    456,774   $    407,394

                                                     Period ending
                                         ---------------------------
                                           01/01/05      04/03/04
                                         ------------   ------------
Liabilities & Stockholders' Equity
S/T debt & current maturities            $     29,862   $     32,818
Other current liabilities                      65,083         63,025
Total current liabilities                      94,945         95,843
Deferred tax liability, net                     1,388          1,682
Long-term debt                                 19,359         25,442
Other long-term liabilities                     5,143          4,678
Stockholders' equity                          335,939        279,749

Total liabilities & equity               $    456,774   $    407,394

SOURCE  Haemonetics Corporation
    -0-                             01/31/2005
    /CONTACT: Julie Fallon, +1-781-356-9517, or +1-617-320-2401 (Alternate
Tel.), fallon@haemonetics.com/
    /Web site:  http://www.haemonetics.com/
    (HAE)